                                                                  EXHIBIT 10.37



                               SUBLEASE AGREEMENT

         This Sublease Agreement (this "Sublease"), made and entered into this 20th day of December, 2002, by and between Ultrak Operating, L.P., a Texas limited partnership ("Ultrak"), and Pittway Corporation, a Delaware corporation ("Pittway") and wholly-owned subsidiary of Honeywell International Inc., a Delaware corporation.

                                    RECITALS

         WHEREAS, Ultrak is the tenant pursuant to that certain Lease Agreement dated December 17, 2001 (as amended, the "Prime Lease"), by and between Briarwood Waters Ridge LP, as landlord ("Landlord"), and Ultrak, as tenant, for those certain premises (the "Premises") comprised of the land and the building (the "Building") located at 1301 Waters Ridge Drive in Lewisville, Texas. A true and correct copy of the Prime Lease is attached hereto as Exhibit A.

         WHEREAS, Ultrak, Landlord and Pittway are parties to that certain Consent to Sublease Agreement and First Amendment to Lease Agreement dated December 20, 2002 amending the Prime Lease and granting Landlord's consent to Ultrak and Pittway's entrance into this Sublease.

         WHEREAS, Ultrak desires to sublease a portion of the Premises to Pittway, and Pittway desires to sublease the same from Ultrak, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises to be subleased, the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

                                    AGREEMENT

         1. Subleased Premises, Access and Building Percentage. Ultrak hereby subleases unto Pittway, and Pittway hereby subleases from Ultrak, subject to the terms and conditions set forth in this Sublease, those certain premises (the "Subleased Premises") identified on attached Exhibit B. Pittway's "Building Percentage" of the Building is the quotient of the number of square feet comprising the Subleased Premises divided by the number of total square feet of useable warehouse and office space minus the total square feet of the to be agreed to common areas. Pittway will have access to, and egress from, the Building and the Subleased Premises by way of the common lobby area identified on attached Exhibit B. Pittway has the right to construct, at its sole cost and expense and upon receipt of prior written consent from Ultrak, which consent will not be unreasonably withheld, and provided Pittway provides Ultrak with access codes or other means of access to the Sublease Premises: (i) its own access to the Subleased Premises from the common lobby areas; (ii) at its option, either install its own access control system or use Ultrak's existing access control system at those points which Pittway deems reasonably necessary, including, without limitation, points in the common lobby areas; (iii) a demising wall on the second floor of the Building; and (iv) a fence in the warehouse area of the Building (the items described in i, ii, iii and iv are collectively the "Initial Improvements").

         2. Term and Extension Option. The initial term ("Initial Term") of this Sublease commences on the date hereof (the "Commencement Date"), and expires on the date that is the last day of the month in which the first anniversary of the Commencement Date occurs, unless sooner terminated as provided in this Sublease.

            2.1 Pittway has the option ("Extension Option") to extend the Initial Term of this Sublease for one extension term ("Extension Term") expiring on the scheduled expiration date of the term under the Prime Lease. The Extension Term will be on all of the same terms and conditions set forth in this Sublease; provided, however, (i) annual Rent, as defined below, will be $655,848.00 payable in equal monthly installments of $54,654.00; and (ii) that if the total dollar amount for either (i) utilities (which are not separately metered and payable by Pittway) and/or (ii) real estate taxes payable for the Building increase during the Extension Term by five percent or more, pro rata based on the number of days in the Extension Term, of the amounts payable therefor during the Initial Term, Rent payable under Section 3.1 will be increased by Pittway's Building Percentage of such increase in excess of five percent (5%) of the amounts payable therefor during the Initial Term. Ultrak shall, upon receipt of Pittway's written request, substantiate such increases with evidence reasonably acceptable to Pittway. Pittway will give written notice to exercise the Extension Option at least three (3) months prior to the expiration of the Initial Term.

            2.2 The Initial Term and the Extension Term are collectively called the "Term".

         3. Rent, Utilities and Taxes.

            3.1. Commencing on the Commencement Date and continuing thereafter on the first day of each month during the Term, Pittway shall pay to Ultrak annual rent ("Rent") of $276,248.00 in equal monthly installments of $23,020.67; subject, however, to increase as permitted under Section 2.1 of this Sublease. Except as specifically provided in this Sublease, this Rent is inclusive of all amounts that Pittway is required to pay under this Sublease. Rent for partial months will be prorated based upon the number of days within the subject month. Pittway shall pay Rent to Ultrak as the same shall become due, without demand, reduction or set off of any kind except as expressly permitted by this Sublease or the Prime Lease.

            3.2. Pittway shall pay all charges incurred for any telephone or other telecommunications services (including but not limited to computer Internet access fees) used by Pittway on the Subleased Premises; provided, however, that Pittway is not required to pay for such charges under this Section
3.2 to the extent that it is required to pay for such charges under that certain Transitional Services Agreement dated as of even date herewith by and between Pittway and Ultrak. In addition, Pittway shall pay all taxes levied against its personal property as provided in Section 7(d) of the Prime Lease.

         4. Prime Lease. Except as excluded in Section 4.1 below, (a) Pittway agrees to assume and perform, according to the terms of the Prime Lease, all of the duties, covenants, agreements and obligations of Ultrak under the Prime Lease, as the same may be applicable to the Subleased Premises as if Pittway were the tenant under the Prime Lease and (b) as between Ultrak and Pittway, Ultrak shall have all of the rights and remedies reserved by and granted to Landlord in the Prime Lease as if Ultrak was the "Landlord" thereunder, including but not limited to the provisions of Section 17 (Default) of the Prime Lease, which shall apply to Pittway's obligations under the Prime Lease and this Sublease.

            4.1. The following provisions of the Prime Lease are expressly excluded from this Sublease:

         o        Section 1, Premises and Term;

         o        Section 3, Minimum Rent; Security Deposit;

         o        Section 4, Payments;

         o        Section 6, Utility Charges;

         o        Sections 7(a), (b), (c) and (e), Taxes;

         o        Section 8(d);

         o        Section 10, Repairs;

         o        Section 13, Damage by Fire or Other Casualty;

         o        Section 14, Condemnation;

         o        Section 15(c), (d) and (e), Liability and Indemnification;

         o        Section 16, Assignment and Subletting;

         o        Section 18, Inspection by Landlord;

         o        Section 21, Notice and Payment;

         o        Section 22, Net Lease;

         o        Section 26, Purchase Option;

         o        Section 27, Tenant's Information;

         o        Section 44, Landlord's Lien;

         o        Section 50, Intention of Parties; Contingent Security
                  Interest; and

         o Any obligations under that certain letter dated December 17, 2001 (a copy of which is attached hereto as Exhibit C), regarding the subleasing of the Premises.

            4.2. Subject to Ultrak's obligations under Section 10 of this Sublease, Pittway agrees that it will take good care of the Subleased Premises and will keep them in good condition and repair, will commit no waste or nuisance, and will not do, suffer, or permit to be done any injury to the same. To the extent applicable, at all times during the Term, Pittway shall cause the Subleased Premises to comply with the terms of the Master Declaration of Covenants, Restrictions, and Development Standards Applicable to Waters Ridge dated June 1, 1984 (Vol. 1423, P. 680 Deed Records, Denton County, Texas, to which the Premises (including the Subleased Premises) and the Building are subject.

            4.3. Pittway shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited or any claims to accrue to the benefit of Landlord by reason of any right of termination or forfeiture reserved or vested in Landlord under the Prime Lease, or any right for Landlord to claim damages under the Prime Lease. Pittway shall defend, hold harmless and indemnify Ultrak from any loss, damage or expense, including reasonable attorneys' fees, arising from the breach of the terms of the preceding sentence.

            4.4. It is hereby understood and agreed that Pittway's rights to use, possess and enjoy the Subleased Premises are subject and subordinate to the terms and conditions of the Prime Lease and the rights and remedies of Landlord and Ultrak thereunder.

         5. Title and Possession. Subject to receipt of the attached Landlord's Consent to Sublease, Ultrak covenants and agrees that it has full right and authority to enter into this Sublease for the full Term hereof, and that Pittway, upon paying the Rent and other sums when and as provided herein, and upon performing the duties, covenants, agreements and obligations hereof, and upon keeping and obeying all of the restrictions, conditions and provisions hereof, and subject to the terms of the Prime Lease and this Sublease, will have, hold and enjoy quiet possession of the Subleased Premises for the Term herein granted.

         6. Sublease and Assignment. Pittway, on notice to Ultrak and Landlord (but without Ultrak or Landlord's consent), may assign this Sublease or sublet all or part of the Premises to any "Affiliates", provided such Affiliate assumes all of the obligations of Pittway hereunder relating to the sublet portion of the Subleased Premises and Pittway remains obligated for the payment of Rent and the performance of all other obligations hereunder. An Affiliate is any company controlling, controlled by or under common control with Pittway, as well as any entity acquiring all or substantially all of Pittway's assets. A transfer of an ownership interest in Pittway is not an assignment of this Sublease. Any other assignment, transfer, mortgage, encumbrance or sublease by Pittway will require Ultrak and Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed by either of them.

         7. Damage, Casualty and Condemnation. In the event of damage or destruction of fifty percent (50%) or more of the Subleased Premises or the taking of all or at least fifty percent (50%) thereof under the power of eminent domain, either party may terminate this Sublease upon ten (10) days prior written notice to the other party; provided such notice is delivered within twenty (20) days after the occurrence of such event.

         8. Waiver of Claims; Subrogation. Notwithstanding any provision of this Sublease to the contrary, Ultrak and Pittway each hereby waives any and all rights of recovery, claim, action or cause of action, against the other and against Landlord, their agents (including partners, both general and limited), officers, directors, shareholders or employees, for any loss or damage that may occur to the Subleased Premises, or any improvements thereto, or the Building, or any improvements thereto, or any property of such party therein, by reason of fire, the elements, or any other cause which are insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and each covenants that its insurers will hold no right of subrogation against such other party.

         9. Alterations. The parties agree Pittway is taking the Subleased Premises, "as is", "where is" and with all faults. Pittway shall not make any alterations, additions or improvements to the Subleased Premises without the prior written consent of Landlord and Ultrak, which consent Ultrak will not withhold if Landlord has granted its consent. All alterations, additions and improvements that are approved must be made at Pittway's sole cost and expense. Upon the termination of the Term, all such alterations, additions and improvements will be and remain part of the Subleased Premises and Pittway will not be permitted to remove such alteration or improvement unless required to do so by Ultrak and/or Landlord at the time that either Ultrak or Landlord grants its consent for the installation or construction thereof. Ultrak hereby consents to Pittway's installation of a phone system into the Subleased Premises and agrees that Pittway may, but is not required, to remove such system upon the expiration or earlier termination of this Sublease. Pittway shall not, and shall not permit any party to, impose or cause to be filed, any mechanic's or materialmen's liens encumbering the Premises, the Building or any part thereof. Pittway covenants and agrees to indemnify Ultrak and Landlord against, and holds Ultrak and Landlord harmless from, all liens, whether for labor or materials arising as the result of alterations, additions, repairs, or improvements to the Subleased Premises made by Pittway during the term of this Sublease. The parties shall mutually agree upon the modifications required to adequately separate the Subleased Premises from the remainder of the Premises. Pittway shall pay its Building Percentage of the cost of such modifications, except with respect to the modifications described in Section 1, which shall be at Pittway's sole costs and expense.

         10. Maintenance, Repair and Replacement. Ultrak shall maintain, repair and, as necessary, replace all elements of the Building and the Subleased Premises including, without limitation, the foundation, all structural elements, the roof and roof membrane, common areas, parking areas and all Building systems, including, without limitation, mechanical, electrical, plumbing, sewer, fire-life-safety, and heating, ventilating and air conditioning systems. Other than keeping the Subleased Premises clean and orderly, and replacing light bulbs and other consumables on the Subleased Premises, Pittway is not required to perform any maintenance, repairs or replacements unless the same are required due to the acts or omissions or negligence of Pittway or its employees, agents or invitees.

         11. Notices. All notices and notifications under this Lease to be sent from one party to the other must be in writing and sent by a nationally recognized private carrier of overnight mail (e.g., Federal Express) or by United States certified mail, return receipt requested and postage prepaid to the other party as set forth below. Each such mailed notice or communication is deemed to have been given to, or served upon, the party to which addressed on the earlier of the date it is received if hand delivered, one business day after the date the same is deposited with the courier, or three business days after the same is deposited with the United States registered or certified mail, postage prepaid, properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by serving written notice hereunder upon the other party hereto, in the manner specified above, at least 10 days prior to the effective date of such change.

                  Ultrak:                            Ultrak Operating, L.P.
                                                     1301 Waters Ridge Drive
                                                     Lewisville, Texas 75057
                                                     ATTN:  General Counsel
                                                     Facsimile: (972) 353-6654
                  with a copy to:
                                                     Gardere Wynne Sewell LLP
                                                     1601 Elm Street, Suite 3000
                                                     Dallas, Texas 75201
                                                     ATTN: Richard Waggoner
                                                     Facsimile: (214) 999-3510

                  Pittway:                           Honeywell International Inc.
                                                     1985 Douglas Drive
                                                     Golden Valley, MN  55422-3993
                                                     ATTN: Thomas F. Larkins, Vice
                                                     President & General Counsel
                                                     Facsimile: (763) 455-4749

                  with a copy to:                    Honeywell International Inc.
                                                     101 Columbia Road
                                                     Morristown, NJ 07692
                                                     ATTN: John Gustafsson,
                                                     General Counsel
                                                     Facsimile: (973) 455-4749

         12. Surrender of Subleased Premises; Current Condition of Subleased Premises. Upon the expiration or earlier termination of the Term of this Sublease, Pittway will quit and surrender possession of the Subleased Premises to Ultrak in as good order and condition as the same are now or hereafter may be improved by Landlord, Ultrak or Pittway, reasonable wear and tear and casualty loss excepted. To the extent Pittway's property remains in the Subleased Premises after the expiration of the Term such property is deemed abandoned and Ultrak has the right to remove and store the same at Pittway's cost, or to assert control and ownership over, and use of, the same. PITTWAY ACKNOWLEDGES THAT IT IS TAKING THE SUBLEASED PREMISES IN AN "AS IS" CONDITION. No promise of Ultrak to alter, remodel or improve the Premises, the Subleased Premises, or any portion thereof, and no representation respecting the condition of the Subleased Premises or its compliance with Applicable Laws (as defined in the Prime Lease) has been made by Ultrak or any employee, agent or representative of Ultrak to Pittway.

         13. Termination of Prime Lease. It is understood and agreed by and between the parties hereto that the existence of this Sublease is dependent and conditioned upon the continued existence of, and subject to, the Prime Lease, and in the event of the termination of the

Prime Lease for reasons other than a negotiated termination thereof by Landlord and Ultrak, this Sublease automatically will be terminated; provided, however, that this provision will not be deemed to release Ultrak from liability if the Prime Lease is terminated by reason of a default by Ultrak as tenant under the Prime Lease, which default did not result, in whole or in part, from a default by Pittway hereunder. Pittway will have no recourse against Ultrak if the Prime Lease is terminated by reason of a default by Pittway hereunder, or by any reason other than a default by Ultrak under the Prime Lease. Notwithstanding the foregoing, in the event the Prime Lease is terminated prior to the expiration of the Term, Pittway shall use commercially reasonably efforts to mitigate any damages caused by such event.


         14. Waiver. A waiver by any party of any default, breach or failure under this Sublease by the other party will not be construed as a waiver of any subsequent or different default, breach or failure.

         15. Successors and Assigns. All of the terms, covenants, provisions and conditions of this Sublease are binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         16. Captions. The captions used on the sections of this Sublease are for convenience only, are not a part of this Sublease, and are not to be considered in the interpretation hereof.

         17. Consent of Landlord. This Sublease is contingent upon approval by Landlord manifested by Landlord's execution of the Consent to Sublease attached hereto. Unless and until Landlord executes the Consent to Sublease, this Sublease is of no force or effect, and the parties hereto have no liability or obligation to each other.

         18. Relationship of Parties. This Sublease does not and will not create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between Ultrak and Pittway, the sole relationship between the parties hereto being strictly that of landlord and tenant.

         19. Broker's Warranty. Each of Ultrak and Pittway warrants and represents that it has not dealt with any real estate broker in connection with this Sublease. The party who breaches this warranty will defend, hold harmless and indemnify the other from any loss, damage or expense, including reasonable attorneys' fees, arising from the breach.

         20. Counterparts--Signatures This Sublease may be executed in multiple counterparts each of which are deemed to be an original and all of which, taken together, shall be one and the same instrument. Electronic or facsimile signatures shall be deemed to be original signatures hereof.

         21. Parking and Signage Rights. Pittway is entitled to use at least 100 parking stalls, on a non-exclusive basis and at no additional cost, in the parking areas serving the Building. Pittway may install such Building and Sublease Premises signage as Pittway deems necessary subject to the terms and provisions of the Prime Lease and the consent of Ultrak, which consent Ultrak will not unreasonably withhold if Landlord consents to such signage.

         22. Landlord's Right to Enter Subleased Premises. Ultrak and Landlord may, upon reasonable prior notice and with an escort provided by Pittway, enter the Subleased Premises for the purpose of inspecting and examining the same, and for all other reasonable purposes; provided, however, that no such notice or escort is required in the event of an emergency.

         23. Access to Fitness Room, Cafeteria, and Roof. Pittway has the right, at no additional cost or rent, to access and use the fitness room and cafeteria located in the Building at those times when the fitness room and cafeteria are normally open to employees of Ultrak; provided, however, that Pittway shall pay for all costs previously approved by Pittway in writing and actually incurred by Ultrak in connection with improvements made to the Building to accommodate such access, including but not limited to installation and/or modification of additional access control systems, walls and/or other barriers; provided, further, however, that Pittway may, in lieu of agreeing to pay for such costs, surrender its right to use the fitness room and/or the cafeteria. Pittway has the right, at no additional cost or rent, to access and use the roof of the Building for the limited purpose of demonstrating products it sells as part of its business operations at the Subleased Premises. Ultrak will, to the extent necessary, deliver keys to Pittway to access these areas. Pittway agrees to comply with any reasonable requirements Ultrak may have with respect to Pittway's access to the fitness room, cafeteria and roof, including but not limited to requiring Pittway's employees to sign a waiver and indemnification as a condition to access to the fitness room and requiring an Ultrak escort to accompany any person(s) accessing the roof.

         24. Mutual Indemnification. Pittway hereby agrees to indemnify and hold Ultrak, its contractors, employees, officers, partners and shareholders harmless from and against any and all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Ultrak, resulting from Pittway's use and occupancy of the Subleased Premises, any negligence of Pittway or its employees, contractors or invitees, or any failure of Pittway to comply with the terms of this Sublease. Ultrak hereby agrees to indemnify and hold Pittway, its contractors, employees, officers, partners and shareholders harmless from and against any and all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Pittway, resulting from any negligence of Ultrak, or its employees, contractors or invitees in the Building, or any failure of Ultrak to comply with the terms of this Sublease.

         25. Compliance with Applicable Laws. Notwithstanding the provisions of Sections 2 and 5 of the Sublease to the contrary, as between Ultrak and Pittway, and except to the extent affected by Pittway's particular use of the Subleased Premises, Ultrak shall be responsible for the compliance of the Subleased Premises, the Building, the common areas and the land on which they are located with Applicable Laws. Pittway shall be responsible for compliance with all Applicable Laws which are applicable to Tenant's particular use and manner of use of the Subleased Premises. If Pittway's particular use of the Subleased Premises violates any Applicable Laws, Pittway shall bear all expense and liability for compliance with such Applicable Laws. Neither party shall commit any act or omit to take any action, the result of which would be the loss of the Free Trade Zone status in the warehouse portion of the Building.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.


                                       ULTRAK OPERATING, L.P.,
                                       a Texas limited partnership

                                       By: Ultrak GP, Inc. a Texas corporation,
                                           its General Partner


                                       By: /s/ Chris Sharng
                                          -------------------------------------
                                          Name: Chris Sharng
                                          Its:  Vice President, Chief Financial
                                                Officer and Secretary


                                       PITTWAY CORPORATION,
                                       a Delaware corporation


                                       By: /s/ Thomas F. Larkins
                                          -------------------------------------
                                          Name: Thomas F. Larkins
                                          Its:  Assistant Secretary

                                    Exhibit A
                                   Prime Lease

                                    Exhibit B
                               Subleased Premises


                                 (See Attached)

                                    Exhibit C
                            December 17, 2001 Letter